UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2020, BridgeBio Pharma, Inc. (the “Company”) entered into a Fourth Amendment to Loan and Security Agreement (the “Credit Agreement Amendment”) to amend the Company’s existing Loan and Security Agreement (the “Credit Agreement”), dated June 19, 2018, as amended, by and among the Company and certain of its subsidiaries as borrowers, the several banks and other financial institutions or entities from time to time parties thereto and Hercules Capital, Inc. (“Hercules”), as administrative agent and collateral agent.

The Credit Agreement Amendment, among other things, (1) extends the interest-only period under the Credit Agreement to July 1, 2022 (which may be further extended to January 1, 2023 and July 1, 2023, in each case, subject to certain conditions set forth in the Credit Agreement Amendment), (2) extends the maturity date for the term loans under the Credit Agreement to November 1, 2023 (which may be further extended to May 1, 2024, subject to certain conditions set forth in the Credit Agreement Amendment), (3) provides for an interest rate on the $35,000,000 advanced on the date of the Credit Agreement equal to the greater of (x) a floating interest rate linked to the prime rate as reported in the Wall Street Journal plus 3.85% and (y) 8.75%, (4) provides for an interest rate on the $20,000,000 advanced pursuant to the first amendment to the Credit Agreement equal to the greater of (x) a floating interest rate linked to the prime rate as reported in the Wall Street Journal plus 2.85% and (y) 8.60%, (5) provides for an interest rate on the $20,000,000 advanced pursuant to the second amendment to the Credit Agreement equal to the greater of (x) a floating interest rate linked to the prime rate as reported in the Wall Street Journal plus 3.10% and (y) 8.85%, and (6) provides for, subject to Hercules’ approval in its sole and absolute discretion, (a) an additional incremental loan in the amount of $25,000,000, available no later than December 15, 2020, (b) an additional incremental loan in the amount of $25,000,000, available no later than December 15, 2021, (c) an additional incremental loan following the achievement of certain performance milestones in the amount of $25,000,000, available no later than December 15, 2021 and (d) an additional $50,000,000 discretionary incremental tranche, available no later than December 15, 2022.

The Credit Agreement Amendment also provided the Company with greater flexibility to consummate acquisitions and investments, incur additional debt, dispose of assets and repurchase and/or redeem stock, each subject to certain conditions set forth in the Credit Agreement Amendment.

The above description of Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020 and will be incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: April 29, 2020	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer